AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                     ON DECEMBER 13, 1999


         SECURITIES AND EXCHANGE COMMISSION     NO. 33-55663
                       WASHINGTON, DC 20549

               Post-Effective Amendment No. 3 to

                             FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ___________________

                        The Stanley Works
      (Exact Name of Registrant as Specified in Its Charter)

                           Connecticut
  (State or Other Jurisdiction of Incorporation or Organization)

                            06-0548860
               (I.R.S. Employer Identification No.)

                        1000 Stanley Drive
                     New Britain, Connecticut    06053
             (Address of Principal Executive Offices)  (Zip Code)

                    Stanley Account Value Plan
                     (Full Title of the Plan)

                    Stephen S. Weddle, Esquire
                       The Stanley Works
                       1000 Stanley Drive
                 New Britain, Connecticut 06053
            (Name and Address of Agent For Service)

                         (860) 225-5111
 (Telephone Number, Including Area Code, of Agent For Service)


               CALCULATION OF REGISTRATION FEE **

** No additional registration fee is due because no additional shares are being registered.

     This Registration Statement covers interests in the Plan and additional shares of Common Stock purchased in accordance with and issuable under the Plan. Pursuant to Rule 416(c), this Registration Statement covers an indeterminate number of interests to be offered or sold pursuant to the Plan described herein. This Registration Statement also pertains to Depository Stock Purchase Rights of the Registrant which are attached to the Common Stock.

     This Post-Effective Amendment Number 3 shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.


                        EXPLANATORY NOTE

     This Post-Effective Amendment No. 3 to Registration Statement No. 33-55663 is being filed in order to remove Exhibits 99 through 99.4.

     The contents of Registration Statement No. 33-55663 are hereby incorporated by reference.


                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS (See Item 9, paragraph 4)

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to the Annual Report on Form 10-K for fiscal year ended January 2, 1999).

     4.2 By-laws (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q for the quarter ended July 4, 1998).

     4.3 Indenture, dated as of April 1, 1986 between the Company and State Street Bank and Trust Company, as successor trustee, defining the rights of holders of 7-3/8% Notes Due December 15, 2002 and 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit 4(a) to
Registration Statement No. 33-4344 filed March 27, 1986).

     4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and State Street Bank and Trust Company, as successor trustee(incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

          (a) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit
(4)(ii) to Current Report on Form 8-K dated December 7, 1992).

          (b) Certificate of Designated Officers establishing Terms of 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit
(4)(ii)(b) to Annual Report on Form 10-K for the fiscal year ended January 2, 1999).

     4.5 Rights Agreement, dated January 31, 1996 (incorporated by reference to Exhibit (4)(i) to Current Report on Form 8-K dated
January 31, 1996).

     4.6
          (a)  Amended and Restated Facility A (364 Day) Credit
Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(iv) to the Annual Report on Form 10-K for the year ended December 28, 1996).

          (b) Credit Agreement, dated as of October 21, 1998, among the Company, the Lenders named therein and Citibank, N.A. as agent
(incorporated by reference to Exhibit 4(iv)(c) to the Quarterly Report on Form 10-Q for the quarter ended October 3, 1998).

     4.7 Amended and Restated Facility B (Five Year) Credit Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(v) to the Annual Report on Form 10-K for the year ended December 28, 1996)

     5.1 Opinion of Tyler Cooper & Alcorn dated September 28, 1994 with respect to the legality of the Common Stock (and associated Stock
Purchase Rights) (previously filed with Registration Statement No.
33-55663).

     23.1 Consent of Independent Auditors dated September 23, 1994 (incorporated by reference to Exhibit 5.1).

     23.2 Consent of Tyler Cooper & Alcorn (incorporated by reference to Exhibit 5.1).

     24 Manually signed copy of power of attorney authorizing the signing of the Registration Statement and amendments thereto on behalf of the Registrant's directors (previously filed with Registration
Statement No. 33-55663).

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on November 23, 1999.


                              THE STANLEY WORKS


                              By: /s/ John M. Trani
                                   John M. Trani
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME                  TITLE                    DATE


/s/ John M. Trani
John M. Trani         Chairman,                November 23, 1999
                      Chief Executive Officer,
                      and Director


/s/ James M. Loree
James M. Loree        Chief Financial Officer  November 23, 1999



/s/ Theresa F. Yerkes
Theresa F. Yerkes     Vice President and
                      Controller               November 23, 1999
                      (and Chief Accounting Officer)


*
Stillman B. Brown     Director                 November __, 1999


*
Edgar R. Fielder      Director                 November __, 1999


*
James G. Kaiser       Director                 November __, 1999


*
Eileen S. Kraus       Director                 November __, 1999


*
Hugo E. Uyterhoeven    Director                 November __, 1999


*
Walter W. Williams     Director                 November __, 1999


*
By:/s/ Stephen S. Weddle                        November 22, 1999
   Stephen S. Weddle
   (As Attorney-in-Fact)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Stanley Account Value Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on November 22, 1999.


                         THE STANLEY WORKS
                         (as Plan Administrator)


                         By:/s/ Stephen S. Weddle
                             Stephen S. Weddle
                             Vice President, General Counsel
                             and Secretary




                         EXHIBIT INDEX

                                                                 Exhibit
No.                                                 Page
     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to the Annual Report on Form 10-K for fiscal year ended January 2, 1999).

     4.2 By-laws (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q for the quarter ended July 4, 1998).

     4.3 Indenture, dated as of April 1, 1986 between the Company and State Street Bank and Trust Company, as successor trustee, defining the rights of holders of 7-3/8% Notes Due December 15, 2002 and 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit 4(a) to
Registration Statement No. 33-4344 filed March 27, 1986).

     4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and State Street Bank and Trust Company, as successor trustee(incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

          (a) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit
(4)(ii) to Current Report on Form 8-K dated December 7, 1992).

          (b) Certificate of Designated Officers establishing Terms of 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit
(4)(ii)(b) to Annual Report on Form 10-K for the fiscal year ended January 2, 1999).

     4.5 Rights Agreement, dated January 31, 1996 (incorporated by reference to Exhibit (4)(i) to Current Report on Form 8-K dated January 31, 1996).

     4.6
          (a)  Amended and Restated Facility A (364 Day) Credit
Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(iv) to the Annual Report on Form 10-K for the year ended December 28, 1996).

          (b) Credit Agreement, dated as of October 21, 1998, among the Company, the Lenders named therein and Citibank, N.A. as agent
(incorporated by reference to Exhibit 4(iv)(c) to the Quarterly Report on Form 10-Q for the quarter ended October 3, 1998).

     4.7 Amended and Restated Facility B (Five Year) Credit Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(v) to the Annual Report on Form 10-K for the year ended December 28, 1996)

     5.1 Opinion of Tyler Cooper & Alcorn dated September 28, 1994 with respect to the legality of the Common Stock (and associated Stock Purchase Rights) (previously filed with Registration Statement No. 33-55663).

     23.1 Consent of Independent Auditors dated September 23, 1994 (incorporated by reference to Exhibit 5.1).

     23.2  Consent of Tyler Cooper & Alcorn (incorporated by reference to
Exhibit 5.1).

     24 Manually signed copy of power of attorney authorizing the signing of the Registration Statement and amendments thereto on behalf of the Registrant's directors (previously filed with Registration
Statement No. 33-55663).